                                                                   EXHIBIT 10.33

                           NATURAL SODA HOLDINGS, INC.

                                    DEBENTURE

                               PURCHASE AGREEMENT

                                      WITH

            SENTIENT EXECUTIVE GP I, LIMITED, ACTING ON BEHALF OF THE
              GENERAL PARTNER OF SENTIENT GLOBAL RESOURCES FUND I,
                                      L.P.,

           SENTIENT (AUST) PTY. LIMITED, ACTING ON BEHALF OF SENTIENT
                         GLOBAL RESOURCES TRUST NO. 1.,

                                 AMERALIA, INC.
                                       AND
                               NATURAL SODA, INC.

                                  AS PURCHASERS

                                 MARCH 19, 2004

                          DEBENTURE PURCHASE AGREEMENT

         THIS DEBENTURE PURCHASE AGREEMENT (the "Agreement") is executed this 19th day of March, 2004, by and among NATURAL SODA HOLDINGS, INC., a Colorado corporation (the "Company"), AMERALIA, INC., a Utah corporation ("AmerAlia"), NATURAL SODA, INC., a Colorado corporation (the "Subsidiary") and Sentient Executive GP I, Limited, acting on behalf of the General Partner of Sentient Global Resources Fund I, L.P. and Sentient (Aust) Pty. Limited, acting on behalf of Sentient Global Resources Trust No. 1. ("Sentient Entities").

                                R E C I T A L S:

         A. The Subsidiary acquired the assets of White River Nahcolite Minerals Ltd. Liability Co. ("WRNM," a limited liability company formed under Colorado law and operating in the Piceance Creek basin of western Colorado) pursuant to the Asset Purchase Agreement.

         B. Currently, and as a result of a recapitalization and amended and restated articles of incorporation that the Company has filed with the Colorado Secretary of State, AmerAlia owns 100% of the outstanding capital stock of the Company. The Company owns 100% of the outstanding capital stock of the Subsidiary.

         C. The Sentient Entities have entered into the Closing Agreement dated February 20, 2003 with AmerAlia and the Company and, pursuant thereto, have loaned the Company $24,000,000 pursuant to a promissory note dated February 20, 2003 (the "Note"), with which the Company completed the Acquisition Transaction.

         D. In consideration for the Sentient Entities waiving the closing conditions contained in the Closing Agreement, AmerAlia wishes to provide the Sentient Entities with Warrants and the Company wishes to provide Contingent Interest on the Series B1 and B2 Debentures issued to the Sentient Entities.

         E. AmerAlia and the Sentient Entities wish to provide an additional $5,775,000 investment in the Company in consideration for the issuance by the Company of Series A Debentures.

         F. In consideration for the exchange of the Note which shall be cancelled, the Company wishes to issue the Sentient Entities Series A Debentures and Series B Debentures.

         G. AmerAlia wishes to purchase Series A Debentures, Series C Debentures, Series A Preferred Stock and Common Stock in consideration for the cancellation of an intercompany loan to the Company.

         H. The Subsidiary wishes to purchase Series A Debentures in consideration for increasing an intercompany loan from the Company by $750,000.

         I. AmerAlia, the Company, the Subsidiary and the Sentient Entities desire to enter into this Agreement for the purpose of exchanging the Note, providing additional investment to the Company, canceling the intercompany loan from AmerAlia and creating an intercompany loan from the Company to the Subsidiary.

         J.       The parties have agreed to a complex set of agreements because
(i) the Sentient Entities are supplying most of the capital that enabled the purchase of the assets of White River Nahcolite Minerals Ltd. Liability Co. pursuant to the Asset Purchase Agreement (the "Business"), (ii) AmerAlia had made significant investments in a prospect that will not be developed in the near future as a result of the acquisition, and (iii) AmerAlia's desire to own a controlling interest in the Business while providing the Sentient Entities with the potential for significant returns on their respective investments through the payment of high rates of interest coupled with rights to convert into equity of the Subsidiary or AmerAlia.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the above recitals and the mutual agreements, covenants, representations and warranties contained below in this Agreement, the parties agree as follows:

I.       DEFINITIONS.

         "Acquisition Transaction" means the transaction by which the Subsidiary acquired the assets of WRNM.

         "Adjusted EBITDA" means the Subsidiary's earnings (calculated in accordance with generally accepted accounting principles, consistently applied)
(A) before any deduction for (i) interest, taxes, depreciation, write downs, revaluations and amortization and (ii) payments to the Company for payment by the Company under the Management Cost and Reimbursement Agreement, and (B) but including amortization of well-field capital expense.

         "Agreement" means, and the words "herein", "hereof", "hereunder" and words of similar import refer to, this instrument and any amendments hereto.

         "Affiliate" means with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AmerAlia" means AmerAlia, Inc., a Utah corporation.

         "Articles of Incorporation" means the amended and restated articles of incorporation of the Company attached hereto as Exhibit A as filed with the Colorado Secretary of State.

         "Asset Purchase Agreement" means that certain agreement between Natural Soda, Inc., White River Nahcolite Minerals Ltd. Liability Co. and IMC Global, Inc. dated January 9, 2003, for the completion of the Acquisition Transaction.

         "Closing" has the meaning set forth in Section 2.1(e).

         "Code" is the United States Internal Revenue Code of 1986, as amended.

         "Collateral Holding and Liquidation Agreement" means the agreement between the Company and the holders of the Series A Debentures, Series B Debentures and Sentient Resources USA, Inc., as the Collateral Agent, in substantially the form of Exhibit G.

         "Common Stock" means shares of the authorized $.01 par value common stock of the Company.

         "Continuing Guarantee" means the guarantee of the Subsidiary of the performance of the Company under the Debentures, substantially in the form as attached hereto as Exhibit E.

         "Controlled Group" means any group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, of which the Company is a member.

         "Debentures" means the Series A Debentures, the Series B Debentures, and the Series C Debentures, collectively and individually, as the context may require.

         "Employee Benefit Plan" means any employee benefit plan, as defined in
Section 3(3) of ERISA, which is, previously has been, or will be established or maintained by any member of a Controlled Group.

         "Environmental Laws" means all federal, state, or local laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), and other laws relating to
(a) Polluting Substances or (b) the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute that replaces said Exchange Act and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

         "Indemnification Letter" means that letter signed by the Trust, Jacqueline B. Mars and AmerAlia dated the date hereof and attached hereto as Exhibit M.

         "Intellectual Property" means all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques (including processes and substances), trademarks, service marks, trade names and copyrights.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise, and including claims of a right to a security interest and encumbrances whether properly attached, perfected, or recorded.

         "Management and Cost Reimbursement Agreement" means the agreement between AmerAlia, the Sentient Entities, the Subsidiary and the Company in substantially the form of Exhibit C.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, properties, assets or condition (financial or otherwise) of the Company or, as the case may be, of the Company and the Subsidiary taken as a whole or (b) the ability of any party other than any Sentient Entities to perform its obligations under this Agreement or any of the Other Agreements to which it is a party.

         "Notional Share" shall have the meaning set forth in Section 2.1 hereof.

         "Other Agreements" means the Management and Cost Reimbursement Agreement, the Securityholder Agreement, the Security Agreements, the Warrants, the Debentures and all other agreements, instruments and documents and all renewals, amendments, modifications and extensions thereof, whether heretofore, now or hereafter executed and delivered pursuant to transactions described herein or therein.

         "Party" or "parties" means the Company, AmerAlia and/or any Sentient Entity.

         "Person" means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

         "Polluting Substance" means all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments of 1984, and the Hazardous Materials Transportation Act, as any of the same are hereafter amended, and in the regulations adopted and publications promulgated thereto; provided, in the event any of the foregoing Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," or "toxic substance" which is broader than that specified in any of the foregoing Environmental Laws, such broader meaning shall apply.

         "Release" shall mean a release of claims substantially in the form of Exhibit L.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute which replaces such Securities Act and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "SEC" means the Securities and Exchange Commission.

         "Security Agreements" mean the agreements providing the Sentient Entities, the Subsidiary and AmerAlia with a security interest in the assets of the Company and the Subsidiary in substantially the form of Exhibit F.

         "Securityholder Agreement" means the agreement between AmerAlia, the Subsidiary and the Sentient Entities with respect to management of the Company, restrictions on the securities of the Company and other rights and responsibilities in substantially the form of Exhibit B.

         "Sentient Entities" means Sentient Executive GP I, Limited, acting on behalf of the General Partner of Sentient Global Resources Fund I, L.P. and Sentient (Aust) Pty. Limited, acting on behalf of Sentient Global Resources Trust No. 1.

         "Series A Debentures" means the Senior Secured Series A 10% Debentures of the Company in a total principal amount of approximately $9,525,000 to be issued to the Sentient Entities, to the Subsidiary and to AmerAlia, in substantially the form of Exhibit I.

         "Series A Preferred Stock" means 4,949 shares of Series A Preferred Stock of the Company pursuant to the Articles of Incorporation.

         "Series B1 Debentures" means the Secured Subordinated Series B1 Debentures of the Company in a total principal amount of $11,300,000 to be issued to the Sentient Entities pursuant to this Agreement, in substantially the form of Exhibit J-1.

         "Series B2 Debentures" means the Secured Subordinated Series B2 Convertible Debentures of the Company in a total principal amount of $9,700,000 to be issued to the Sentient Entities pursuant to this Agreement, in substantially the form of Exhibit J-2.

         "Series B Debentures" means the Series B1 Debentures and the Series B2 Debentures, collectively.

         "Series C Debentures" means the Unsecured Subordinated Series C Debentures of the Company in a total principal amount of $12,000,000 to be issued to AmerAlia, in substantially the form of Exhibit K.

         "Subsidiary Common Stock" means shares of the authorized $.01 par value common stock of the Subsidiary.

         "Warrants" means the warrants to purchase an aggregate of 600,000 shares of common stock of AmerAlia in substantially the form of Exhibit H.

II.      SALE AND ISSUANCE OF CAPITAL STOCK AND DEBENTURES.

         2.1      PURCHASE AND SALE.

                  (a) Subject to the terms and conditions of this Agreement, the Company sells to each of the Sentient Entities and each of the Sentient Entities (for itself and not jointly) purchases from the Company, Series A Debentures, Series B1 Debentures, and Series B2 Debentures for a total investment as follows (all set forth in U.S. dollars):

                                                SENTIENT EXECUTIVE GP I,
                                              LIMITED, ACTING ON BEHALF OF
                                                 THE GENERAL PARTNER OF        SENTIENT (AUST) PTY. LIMITED,
                             TOTAL TO           SENTIENT GLOBAL RESOURCES      ACTING ON BEHALF OF SENTIENT
                         SENTIENT ENTITIES            FUND I, L.P.             GLOBAL RESOURCES TRUST NO. 1
------------------------------------------------------------------------------------------------------------
Series A Debentures      $       5,000,000    $                  4,099,493     $                     900,507
------------------------------------------------------------------------------------------------------------
Series B1 Debentures     $      11,300,000    $                  9,265,260     $                   2,034,740
------------------------------------------------------------------------------------------------------------
Series B2 Debentures     $       9,700,000    $                  7,953,365     $                   1,746,635
------------------------------------------------------------------------------------------------------------
Total                    $      26,000,000    $                 21,318,118     $                   4,681,882
------------------------------------------------------------------------------------------------------------

         In addition, at the Closing, the Company will issue one share of Common Stock (the "Notional Share") to Sentient Executive GP I, Limited, acting on behalf of the General Partner of Sentient Global Resources Fund I, L.P. in consideration of the overall transaction.

                  (b) Subject to the terms and conditions of this Agreement, the Company sells to AmerAlia and AmerAlia purchases from the Company, Series A Debentures and Series C Debentures for a total investment as follows (all set forth in U.S. dollars):

                         TOTAL TO AMERALIA
------------------------------------------
Series A Debentures      $       3,775,000
------------------------------------------
Series C Debentures      $      12,000,000
------------------------------------------
Total                    $      15,775,000
------------------------------------------

                  (c) Subject to the terms and conditions of this Agreement, the Company sells to AmerAlia and AmerAlia purchases from the Company, Series A Preferred Stock and Common Stock in the share amounts and the price per share as follows (all set forth in U.S. dollars):

                            SHARES    PRICE PER SHARE    TOTAL PROCEEDS
-----------------------------------------------------------------------
Series A Preferred Stock     4,949    $         1,000    $    4,949,000
-----------------------------------------------------------------------
Common Stock                50,900    $          8.25    $      420,000
-----------------------------------------------------------------------
                                                         $    5,369,000
-----------------------------------------------------------------------

                  (d) Subject to the terms and conditions of this Agreement, the Company sells to the Subsidiary and the Subsidiary purchases from the Company a Series A Debenture with a principal amount of $750,000.

                  (e) Subject to the terms and conditions of this Agreement, AmerAlia sells to Sentient and Sentient purchases from AmerAlia the Warrants.

                  (f) The closing of the sale and purchase of the Notional Share, the Debentures, the Series A Preferred Stock, the Warrants and the Common Stock pursuant to this Agreement will take place at such times and places as the parties may mutually agree (the "Closing").

2.2      THE CLOSING.

                  (a) At the Closing, the Company will deliver to the Sentient Entities, AmerAlia and the Subsidiary duly issued and executed Debentures and (in the case of AmerAlia and the Sentient Entities, certificates for the Series A Preferred Stock and Common Stock, as applicable) registered in such Person's name, against payment of the purchase price thereof.

                  (b) At the Closing, the Sentient Entities, AmerAlia and the Subsidiary will pay for the Debentures, Series A Preferred Stock and Common Stock as follows:

                           (i)      AmerAlia will pay the purchase price for:
(A) the Series A Debentures by paying certified check, wire transfer, cancellation of debt or other immediately-available funds to the Company of $3,775,000; (B) the Series C Debentures, Common Stock and the Series A Preferred Stock by canceling intercompany indebtedness between AmerAlia and the Company for the price allocable to the Series C Debentures, Common Stock and the Series A Preferred Stock.

                           (ii)     The Sentient Entities will pay the purchase
price for the Series A Debentures, the Series B1 Debentures, and the Series B2 Debentures by exchanging the promissory note evidencing the Loan, which shall be canceled, and by paying an additional $2,000,000 by certified check, wire transfer, cancellation of debt or other immediately available funds to the Company.

                  (c) The Subsidiary will pay the purchase price for the Series A Debenture by increasing the intercompany indebtedness between the Subsidiary and the Company for the price allocable to the Series A Debenture.

                  (d) At the Closing, AmerAlia will deliver the Warrants to Sentient in consideration for the waiver of closing conditions in the Closing Agreement.

         2.3 USE OF PROCEEDS FROM THE PURCHASE. The Company will use the cash proceeds that it receives from the acquisition of the Debentures in accordance with the use of proceeds set forth in Exhibit D.

III. CONDITIONS OF THE SENTIENT ENTITIES', THE SUBSIDIARY'S AND AMERALIA'S OBLIGATIONS.

         The obligation of the Sentient Entities (or either of them), the Subsidiary and AmerAlia to complete the transactions contemplated herein at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by the Sentient Entities, the Subsidiary and AmerAlia as to its obligation to complete the transactions so contemplated:

         3.1 REPRESENTATIONS AND WARRANTIES. Each of the Company's representations and warranties contained in this Agreement and in any other documents delivered by the Company to the Sentient Entities at the Closing will be true and correct at and as of the date of the Closing as though then made (except to the extent of changes caused by the transactions expressly contemplated herein).

         3.2 PERFORMANCE. Each of the Company, AmerAlia and the Subsidiary shall have duly performed and complied in all material respects with each of the terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and the Company shall have delivered a certificate executed by the President or Secretary of the Company to such effect.

         3.3 CLOSING DOCUMENTS. The Company will have delivered to the Sentient Entities copies of the following specifically named documents referenced in this Agreement or the Schedules hereto, including but not limited to:

                  (a) Articles of Incorporation as filed with the Colorado Secretary of State, and bylaws of the Company, certified to such effect on the date of the Closing by the Secretary of the Company;

                  (b) A fully executed Management and Cost Reimbursement Agreement and Securityholders' Agreement;

                  (c) A fully executed Security Agreement along with executed deeds of trust to the Rock School lease and UCC-1 financing statements.

                  (d) Fully-executed Debentures purchased at the Closing in the appropriate principal amount;

                  (e) an Officer's Certificate from the Company dated the date of the Closing stating that all the preconditions specified in this Article III have been satisfied;

                  (f) correct and complete copies of the resolutions adopted by the board of directors of the Company certified to such effect on the date of the Closing by the Secretary of the Company authorizing the execution, delivery and performance of this Agreement and any other agreements contemplated hereby, and authorizing all other transactions contemplated by this Agreement;

                  (g) correct and complete copies of the Articles of Incorporation, Bylaws, and minutes of the shareholders and the board of directors of the Subsidiary certified to such effect on the date of the Closing by the Secretary of the Company;

                  (h) a good standing certificate issued by the Colorado Secretary of State for each of AmerAlia, the Company and the Subsidiary;

                  (i) a fully executed Continuing Guarantee of the Subsidiary and Security Agreement along with a deed of trust in its assets and UCC-1 financing statements;

                  (j)      the Warrants;

                  (k) a fully executed Collateral Holding and Liquidation Agreement by the parties thereto substantially in the form attached as Exhibit G;

                  (l) fully executed agreements from each of Bill Gunn and Robert van Mourik not to declare an event of default under the amounts owed to them as of the Closing as set forth in such agreements, unless an Event of Default has been declared under the Debentures;

                  (m) an opinion from the Company's counsel dated the date of the Closing, reasonably acceptable to the Sentient Entities; and

                  (n) such other documents referenced within any Schedule hereto or relating to the transactions contemplated by this Agreement as the Sentient Entities may reasonably request.

         3.4 PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be completed at or prior to each Closing and all documents incident thereto or required to be delivered prior to or at such Closing will be satisfactory in form and substance to the Sentient Entities and AmerAlia.

         3.5 SHAREHOLDER VOTING AGREEMENTS. The Sentient Entities shall have received executed Shareholder Voting Agreements from Jacqueline B. Mars, as Trustee of the Jacqueline Badger Mars Trust dated February 5, 1975, as amended (the "Jacqueline Badger Mars Trust") and the directors of AmerAlia satisfactory in form and substance to the Sentient Entities. The Sentient Entities shall have also received an executed Agreement to Share Proceeds from the Jacqueline Badger Mars Trust satisfactory in form and substance to the Sentient Entities.

         3.6 RELEASE OF CLAIMS AND SECURITY INTEREST. The Jacqueline Badger Mars Trust, Charles D. O'Kieffe and Robert Woolard shall have released their security interests in the assets of the Company and the Subsidiary. In addition, the Jacqueline Badger Mars Trust, Charles D. O'Kieffe and Robert Woolard shall have executed and delivered a Release.

         3.7 SETTLEMENT. The Sentient Entities shall have received evidence that the Company and AmerAlia shall have settled or paid all matters relating to the following matters which shall be paid at Closing or pursuant to the terms of such settlement agreement:

                  (a)      McFarland Dewey

                  (b)      Morgan Lewis

                  (c)      Stephen Keiley v. AmerAlia

         3.8 CONSENTS. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

IV.      CONDITIONS OF THE COMPANY'S OBLIGATIONS.

         The obligation of the Company to issue the Series A Debentures, the Series B1 Debentures, and the Series B2 Debentures to the Sentient Entities, the Series A Debentures, the Series C Debentures, and the Series A Preferred Stock to AmerAlia and the Series A Debentures to the Subsidiary is subject to the satisfaction on or before the date of the Closing of the following conditions with respect to each of the Sentient Entities (individually and not jointly) AmerAlia and the Subsidiary, all or any of which may be waived in writing by the
Company:

         4.1 PERFORMANCE. Each of the Sentient Entities, AmerAlia and the Subsidiary shall have duly performed and complied in all material respects with each of the terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Without limitation of the foregoing, the Sentient Entities, the Subsidiary and AmerAlia shall have each purchased and paid for the Debentures to be issued at the Closing, and AmerAlia shall have purchased the Series A Preferred Stock and Common Stock to be issued at the Closing.

         4.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sentient Entities, the Subsidiary and AmerAlia (and each of them) contained in this Agreement and in any other documents delivered at or prior to the Closing shall be true and accurate on and as of the Closing with the same effect as though made on and as of the date of the Closing.

         4.3 INSTRUMENTS AND DOCUMENTS. All instruments and documents required to carry out this Agreement or incidental thereto shall be reasonably satisfactory to the Company and its counsel.

         4.4 WAIVER. AmerAlia shall have received from the Sentient Entities a fully executed waiver of the closing conditions contained in the Closing Agreement.

         4.5 AMENDMENT TO PLEDGE AGREEMENT. AmerAlia and the Subsidiary shall have received a fully executed amendment to the Pledge Agreement dated February 20, 2003 between the Company and the Sentient Entities adding AmerAlia and the Subsidiary as parties to such Agreement.

         4.6 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Sentient Entities and AmerAlia (or either of them) on or prior to the Closing shall have been performed or complied with in all material respects.

         4.7 RELEASE OF CLAIMS AND SECURITY INTEREST. The Jacqueline Badger Mars Trust, Charles D. O'Kieffe, and Robert Woolard, shall have released their security interests in the assets of the Company and the Subsidiary. In addition, the Jacqueline Badger Mars Trust, Charles D. O'Kieffe and Robert Woolard shall have executed and delivered a Release.

         4.8 SETTLEMENT. The Company and AmerAlia shall have settled or paid all matters set forth in Section 3.6 which shall be paid at Closing or pursuant to the terms of each such settlement agreement.

V.       REPRESENTATIONS AND WARRANTIES OF AMERALIA AND THE COMPANY.

         Except as set forth on any Schedules attached hereto and incorporated herein by reference, AmerAlia or the Company or both, whichever is applicable, hereby represents and warrants to the Sentient Entities, AmerAlia and the Subsidiary, as applicable as of the date hereof and as of the Closing as follows:

         5.1      CORPORATE EXISTENCE AND AUTHORITY.

                  (a) The Company (i) is a corporation duly organized, validly existing, and in good standing under the laws of Colorado; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Company has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and all Other Agreements to which it is, or in connection with the transactions contemplated hereby, may become, a party. The Company's Articles of Incorporation are as filed with the Colorado Secretary of State.

                  (b) The Subsidiary (i) is a corporation duly organized, validly existing, and in good standing under the laws of Colorado; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

                  (c) AmerAlia (i) is a corporation duly organized, validly existing, and in good standing under the laws of Utah; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. AmerAlia has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and all Other Agreements to which it is, or in connection with the transactions contemplated hereby, may become, a party.

         5.2      FINANCIAL STATEMENTS AND REPORTS.

                  (a) Except for the Form 10-KSB for the fiscal year ended June 30, 2003, the Form 10-QSB for the quarter ended September 30, 2003, the Form 10-QSB for the quarter ended December 31, 2003, which has not been filed with the SEC, since March 19, 2003, AmerAlia has timely filed all required forms, reports, statements and documents with the SEC, all of which have complied in all material respects with all applicable requirements of the Exchange Act and the Securities Act, as the case may be. AmerAlia has delivered or made available to the Sentient Entities true and complete copies of (i) AmerAlia's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002,
(ii) AmerAlia's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, (iii) all other forms, reports, statements and documents filed by AmerAlia with the SEC pursuant to the Exchange Act since June 30, 2002, and (iv) all reports, statements and other information provided by AmerAlia to its stockholders since July 1, 2002 (collectively, the "SEC Reports").

                  (b) The Company has provided the Sentient Entities, through the Closing, with such information regarding its and the Subsidiary's financial condition, assets (and assets to be acquired in the Acquisition Transaction), operations and proposed operations, management and proposed management, and business plan, the Acquisition Transaction, and other information (collectively, the "Corporate Disclosure") as the Sentient Entities may have requested. The term "Corporate Disclosure" includes

(without limitation) confidential and non-public information that the Company has provided to the Sentient Entities with respect to the Acquisition Transaction.

                  (c) As of their respective dates, neither the SEC Reports nor the Corporate Disclosure contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Each of the consolidated financial statements of AmerAlia included or incorporated by reference in the SEC Reports were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accounts), and present fairly the financial position and results of operations, cash flows and of changes in stockholders' equity of AmerAlia and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments, and except that the unaudited interim financial statements do not contain all of the disclosures required by GAAP. Since June 30, 2002 there has been no change in any of the significant accounting (including tax accounting) policies, practices, or procedures of AmerAlia or any of its consolidated subsidiaries except as disclosed in the SEC Reports. AmerAlia is and has been subject to the reporting requirements of the Exchange Act and except as set forth in Section 5.2(a), has timely filed with the SEC all periodic reports required to be filed by it pursuant thereto and all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since March 19, 2003. Since June 30, 2002, the only change of significance to AmerAlia that has not been included in an SEC Report has been (i) the removal of the AmerAlia common stock from the Nasdaq SmallCap Market on or about August 21, 2002, as a result of AmerAlia's failure to meet the minimum bid price requirement imposed by Nasdaq and (ii) AmerAlia's continuing accrual of unpaid salaries, fees, expense reimbursement, legal fees, and accounting fees since the date of the last SEC Report.

         5.3      INDEBTEDNESS.

                  (a) The Company's indebtedness as of the Closing (and after application of the proceeds received from the purchase of the Debentures, the Common Stock and the Series A Preferred Stock), consists of:

                           (i)      No remaining indebtedness between AmerAlia
and the Company in excess of $35,000 and between the Company and the Subsidiary except for the intercompany loan pursuant to Recital H and the transfer of the Subsidiary's deferred financing costs to the Company up to $550,000.

                           (ii)     Liabilities assumed by the Company as a
result of the completion of the Acquisition Transaction;

                           (iii)    Liabilities related to the Debentures;

                           (iv)     The Management and Cost Reimbursement
Agreement; and

                           (v)      No other debts or obligations owed by the
Company except for the Debentures and such other obligations as may be set forth on Exhibit D.

                  (b) The Subsidiary's indebtedness as of the Closing (and after application of the proceeds received from the purchases of the Debentures, the Common Stock and the Series A Preferred Stock), consists of:

                           (i)      No other debts or obligations owed by the
Subsidiary, except those incurred in the ordinary course of business since the close of the Acquisition Transaction on February 20, 2003.

                           (ii)     Liabilities in connection with the bond
support agreement from the Jacqueline Badger Mars Trust.

         5.4 DEFAULT. After diligent investigation, to their knowledge and except as disclosed in Sections 5.9 and 5.10, below, neither AmerAlia, neither the Company nor the Subsidiary is in default under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or by which any of its properties may be bound which default could be reasonably expected to cause a Material Adverse Effect.

         5.5      AUTHORIZATION.

                  (a) All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the Other Agreements and the other documents and instruments to be executed and delivered by the Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been taken. This Agreement, the Other Agreements and the other documents and instruments to be executed and delivered by the Company pursuant hereto, when executed and delivered, will constitute, the legal, valid and binding obligations of the Company, enforceable against Company in accordance with its terms, except as such enforcement may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

                  (b) All corporate action on the part of AmerAlia, its officers, directors and shareholders necessary for the authorization of this Agreement, the Other Agreements and the other documents and instruments to be executed and delivered by AmerAlia pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been taken. This Agreement, the Other Agreements and the other documents and instruments to be executed and delivered by AmerAlia pursuant hereto, when executed and delivered, will constitute, the legal, valid and binding obligations of AmerAlia, enforceable against AmerAlia in accordance with its terms, except as such enforcement may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

                  (c) All corporate action on the part of the Subsidiary, its officers, directors and shareholders necessary for the authorization of this Agreement, the Other Agreements and the other documents and instruments to be executed and delivered by the Subsidiary pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been taken. This Agreement, the Other Agreements and the other documents and instruments to be executed and delivered by the Subsidiary pursuant hereto, when executed and delivered, will constitute, the legal, valid and binding obligations of the Subsidiary, enforceable against the Subsidiary in accordance with its terms, except as such enforcement may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         5.6      COMPLIANCE WITH LAWS AND MATERIAL AGREEMENTS.

                  (a) The execution, delivery and performance by the Company of this Agreement and the Other Agreements to which it is or may in connection with the transactions contemplated hereby become a party, do not and will not violate the Articles of Incorporation or Bylaws or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the completion of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien upon any assets of the Company pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Company or any of its properties is bound.

                  (b)      Except for the `drag along rights' described in
Section 2.04(c) of the Securityholder Agreement, the execution, delivery and performance by AmerAlia of its obligations under the Agreement, the Other Agreements to which it is or may in connection with the transactions contemplated hereby become a party, do not and will not violate the Articles of Incorporation or Bylaws of AmerAlia or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the completion of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien upon any assets of AmerAlia pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which AmerAlia or any of its properties is bound (which may require shareholder approval), except for the Lien of U.S. Filter Corporation, HPD Products, relating to the Confidential Settlement Agreement and Full and Final Release dated February 21, 2003 and the rights thereunder regarding the Management and Cost Reimbursement Agreement.

                  (c) The execution, delivery and performance by the Subsidiary of its obligations under the Other Agreements to which it is or may in connection with the transactions contemplated hereby become a party, do not and will not violate the Articles of Incorporation or Bylaws of the Subsidiary or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the completion of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien upon any assets of the Subsidiary pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Subsidiary or any of its properties is bound.

                  (d) Except as set forth in Section 2.04(c) of the Securityholder Agreement, no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third Person is necessary for the execution, delivery or performance by AmerAlia, the Company, or the Subsidiary of this Agreement and the Other Agreements to which it is a party or the validity or enforceability thereof. Neither AmerAlia, the Company nor the Subsidiary is in violation of any term of its Articles of Incorporation or Bylaws or any contract, agreement, judgment, permit, or decree and is in full compliance with all applicable permits, laws, regulations and rules where such violation would cause a Material Adverse Effect.

         5.7      AUTHORIZATION OF SECURITIES.

                  (a) When issued in compliance with this Agreement and the Articles of Incorporation, the Series A Debentures, the Series B1 Debentures, the Series B2 Debentures, the Series C Debentures, the Series A Preferred Stock, the Notional Share and the issuance of the Subsidiary Common Stock upon conversion of the Series B2 Debentures (the "Conversion Shares"), will be fully paid and non-assessable, with no personal liability attached to the ownership thereof, and free of restrictions on transfer other than under applicable state and federal securities laws and as contained herein and in the Securityholder Agreement.

                  (b) When issued in compliance with the Securityholder Agreement, the AmerAlia common stock issued in exchange for the Series B Debentures or the Subsidiary Common Stock (the "Exchange Shares") will be fully paid and non-assessable, with no personal liability attached to the ownership thereof, and free of restrictions on transfer other than under applicable state and federal securities laws and as contained herein and in the Securityholder Agreement.

                  (c) The Warrants and, when issued in compliance with the Warrants, the underlying AmerAlia common stock (the "Warrant Shares"), will be fully paid and non-assessable, with no personal liability attached to the ownership thereof, and free of restrictions on transfer other than under applicable state and federal securities laws and as contained herein and in the Securityholder Agreement.

         5.8      ENVIRONMENTAL CONDITION OF THE PROPERTY.

                  (a) After diligent investigation, to AmerAlia's and the Company's knowledge, the location, construction, occupancy, operation and use of AmerAlia's properties and the Company's properties do not violate any applicable permit, law, statute, ordinance, rule, regulation, order or determination of any governmental authority or other body exercising similar functions, or any restrictive covenant or deed restriction (recorded or otherwise) affecting such properties, including, without limitation, all applicable zoning ordinances and building codes, flood disaster, occupational health and safety laws and Environmental Laws and regulations (as referred to in this Section 5.8, collectively, "applicable laws") where such violation could reasonably be expected to cause a Material Adverse Effect;

                  (b) Without limitation of clause (a) of this Section 5.8 and to AmerAlia's and the Company's knowledge, neither AmerAlia, the Company, the Subsidiary nor such properties are subject to any existing, pending or threatened investigation or inquiry by any governmental authority or subject to any remedial obligations due to violations of applicable laws;

                  (c) After diligent investigation, to AmerAlia's and the Company's knowledge, neither AmerAlia, the Company nor the Subsidiary is subject to any liability or obligation relating to (i) the environmental conditions on, under or about such properties, including, without limitation, the soil and ground water conditions at such properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance which could reasonably be expected to cause a Material Adverse Effect;

                  (d) After diligent investigation, to AmerAlia's and the Company's knowledge, there is no Polluting Substance or other substance that may pose any risk to safety, health or the environment on, under or about any such properties that could reasonably be expected to cause a Material Adverse Effect;

                  (e) AmerAlia and/or the Company, whichever is applicable, have undertaken a detailed investigation and all other reasonable steps to determine the environmental condition of such properties, and each hereby represents and warrants that, to their knowledge, no Polluting Substances have been disposed of or otherwise released on, onto, into, or from their properties by AmerAlia, the Company the Subsidiary, or third parties and the use which AmerAlia, the Company and/or the Subsidiary makes and intends to make of such properties does not and will not result in the disposal or other release of any Polluting Substances on, onto, into or from such properties; and

                  (f) AmerAlia, the Company, and the Subsidiary, whichever is applicable, have been issued all required federal, state and local licenses, certificates or permits relating to, and their properties, AmerAlia, the Company, the Subsidiary and AmerAlia's, the Company's and the Subsidiary's facilities, business, assets, leaseholds and equipment are all in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, Polluting Substances, or other environmental, health or safety matters where non-compliance could reasonably be expected to have a Material Adverse Effect.

         5.9 LITIGATION AND JUDGMENTS. There is no suit, action, proceeding or investigation pending or, after reasonable inquiry, to the best knowledge of AmerAlia, or the Company, threatened against or affecting AmerAlia, the Company or the Subsidiary, that has not been disclosed in writing to the Sentient

Entities or that the outcome of which, in the reasonable judgment of the Company, could reasonably be expected to have a Material Adverse Effect, except for claims by Doug Kemmerer, nor except with respect to (i) the matter entitled Hudson v. AmerAlia, Inc., et al. (case no. 99-CV-3050, Division 5, El Paso County, Colorado) in which the court entered judgment against AmerAlia on June 4, 2002 in the amount of $374,100, (ii) the matter entitled Stephen Keiley v. AmerAlia, Inc. (case no. CL03-172, Circuit Court, Fauquier County, Virginia) in which the court entered judgment against AmerAlia on August 12, 2003 in the amount of $47,600, and (iii) the matter entitled Morgan Lewis & Bockius LLP v. AmerAlia, Inc. (index no. 111546/2003, Supreme Court, New York County, New York) in the amount of $25,000, is there any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person outstanding against AmerAlia, the Company or the Subsidiary, that has not been disclosed to the Sentient Entities or which could reasonably be expected to have either individually or in the aggregate, a Material Adverse Effect.

         5.10 RIGHTS IN PROPERTIES; LIENS. AmerAlia, the Company, and the Subsidiary have good and marketable title to all properties and assets reflected on their balance sheets, and none of such properties or assets is subject to any Liens, except for those released at Closing. AmerAlia, the Subsidiary, and the Company enjoy peaceful and undisturbed possession under all leases necessary for the operation of their other properties, assets, and businesses and all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individually or together with all other such defaults, could have a Material Adverse Effect. AmerAlia, the Company, and the Subsidiary have the exclusive right to use all of the Intellectual Property necessary to their business as presently conducted, to the best of AmerAlia's, the Company's and the Subsidiary's knowledge, and AmerAlia's, the Company's and the Subsidiary's use of the Intellectual Property does not infringe on the rights of any other Person where such nonexclusively or infringement would have a Material Adverse Effect. To the best of AmerAlia's and the Company's knowledge, no other Person is infringing the rights of AmerAlia or the Company in any of the Intellectual Property. Neither AmerAlia, the Company, nor the Subsidiary owes any royalties, honoraria or fees to any Person by reason of its use of the Intellectual Property.

         5.11 TAXES. AmerAlia, the Company, and the Subsidiary have timely filed all tax returns (federal, state, and local) required to be filed, including, without limitation, all income, franchise, employment, property, and sales taxes, and have timely paid all of their tax liabilities, other than immaterial amounts and taxes that are being contested by AmerAlia, the Company, or the Subsidiary in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established. Neither AmerAlia nor the Company know of any pending investigation of AmerAlia, the Company, or the Subsidiary by any taxing authority or pending but unassessed tax liability of AmerAlia, the Company, or the Subsidiary. AmerAlia, the Company, and the Subsidiary have made no presently effective waiver of any applicable statute of limitations or request for an extension of time to file a tax return, and neither AmerAlia, the Company, nor the Subsidiary is a party to any tax-sharing agreement.

         5.12 USE OF PROCEEDS; MARGIN SECURITIES. Neither AmerAlia, the Company, nor the Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither AmerAlia, the Company, the Subsidiary nor any Person acting on their behalf has taken any action that might cause the transactions contemplated by this Agreement or any Other Agreements to violate Regulations T, U or X or to violate the Exchange Act.

         5.13 ERISA. All members of any Controlled Group have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA and the Code, applicable to the Employee Benefit Plans it or they sponsor or maintain, and there are no existing conditions that would give rise to material liability thereunder. With respect to any Employee Benefit Plan, all members of any Controlled Group have made all contributions or payments to or under each Employee Benefit Plan required by law, by the terms of such Employee Benefit Plan or the terms of any contract or agreement. No Termination Event has occurred in connection with any Pension Plan, and there are no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, with respect to any pension plan which poses a risk of causing a Lien to be created on the assets of the Company or which will result in the occurrence of a Reportable Event. No member of any Controlled Group has been required to contribute to a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, since September 2, 1974. No material liability to the Pension Benefit Guaranty Corporation has been, or is expected to be, incurred by any member of a Controlled Group. The term "liability," as referred to in this Section 5.13, includes any joint and several liability. No prohibited transaction under ERISA or the Code has occurred with respect to any Employee Benefit Plan which could have a Material Adverse Effect or a material adverse effect on the condition, financial or otherwise, of an Employee Benefit Plan.

         5.14 DISCLOSURE. No representation, warranty or statement made by AmerAlia or the Company in this Agreement, any of the Other Agreements, or in any of the documents, instruments, exhibits or Schedules attached to such agreements or delivered in connection herewith or therewith, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statements made herein or therein not misleading. There is no fact that does, or with the passage of time, could reasonably be expected to materially and adversely affect the condition (financial or otherwise), results of operations, business, properties, or prospects of AmerAlia, the Company, or the Subsidiary that has not been disclosed in the documents provided to the Sentient Entities. When used in this context in this Article 5, "disclosure to the Sentient Entities" includes but is not limited to disclosure made to The Sentient Group and its representatives as agents for the Sentient Entities.

         5.15     SUBSIDIARIES AND CAPITALIZATION.

                  (a) The Company has no subsidiaries, other than the Subsidiary. AmerAlia has no subsidiaries other than the Company. All the issued and outstanding shares of capital stock of AmerAlia and the Company are duly authorized, validly issued, fully paid and nonassessable.

                  (b) Subject to the completion of the transactions contemplated in this Agreement, the Other Agreements, and the Acquisition Transaction, the capitalization of AmerAlia is as represented as of the dates indicated in the SEC Reports.

                  (c) Subject to the completion of the transactions contemplated in this Agreement and the Other Agreements, the capitalization of the Company is 51,000 shares of outstanding Common Stock.

                  (d) No violation of any preemptive rights of shareholders of AmerAlia or the Company has occurred by virtue of the transactions contemplated under this Agreement or any Other Agreement. Subject to the completion of the transactions contemplated in this Agreement and the Other Agreements, there are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Company granting to any Person or group of Persons any right to purchase or acquire shares of the Company's capital stock.

                  (e) Subject to the completion of the transactions contemplated in this Agreement and the Other Agreements, there are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Subsidiary granting to any Person or group of Persons any right to purchase or acquire shares of the Subsidiary's capital stock except for the conversion rights associated with the Series B2 Debentures.

         5.16 INVESTMENT COMPANY ACT. Neither the Company, the Subsidiary nor AmerAlia is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.17 PUBLIC UTILITY HOLDING CORPORATION ACT. Neither the Company nor the Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Corporation Act of 1935, as amended.

         5.18 SECURITIES LAWS. Assuming the truthfulness and accuracy of the representations and warranties in Article 6, AmerAlia and the Company have each complied with or is exempt from the registration and/or qualification requirements of all federal and state securities or blue sky laws applicable to the issuance or sale of the Common Stock, the Series A Preferred Stock, the Series A Debentures, the Series B Debentures, and the Series C Debentures.

         5.19 NO LABOR DISPUTES. Neither AmerAlia, the Company nor the Subsidiary is involved in any labor dispute except as set forth in Section 5.9. Neither AmerAlia, the Company, nor the Subsidiary is a party to any collective bargaining agreement, and there are no strikes or walkouts or union organization of any of AmerAlia's, the Company's or the Subsidiary's employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement.

         5.20 BROKERS. Except with respect to amounts owed to McFarland Dewey Securities Co. and RBC Dain Rauscher, neither AmerAlia, the Company, the Subsidiary nor any of its shareholders has dealt with any broker, finder, commission agent or other Person in connection with the transactions referenced in or contemplated by this Agreement, nor is AmerAlia, the Company, the Subsidiary, or any of its shareholders under any obligation to pay any broker's fee or commission in connection with such transactions.

         5.21 INSURANCE. The amount and types of insurance carried by AmerAlia, the Company and the Subsidiary, and the terms and conditions thereof, are substantially similar to the coverage maintained by companies in the same or similar business as AmerAlia, the Company and the Subsidiary and similarly situated companies.

VI. REPRESENTATIONS AND WARRANTIES OF THE SENTIENT ENTITIES, AMERALIA AND THE SUBSIDIARY.

         As of the Closing, each of the Sentient Entities, the Subsidiary and AmerAlia represents and warrants to the Company as to itself (and not as to the other Sentient Entities, the Subsidiary and AmerAlia) that:

         6.1 INVESTMENT REPRESENTATIONS OF AMERALIA. AmerAlia is acquiring the Series A Debentures, the Series C Debentures, Common Stock and the Series A Preferred Stock for investment purposes only for its own account, and not with a view toward, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such securities. AmerAlia understands that the Series A Debentures, the Series C Debentures, Common Stock and the Series A Preferred Stock have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

         6.2 Investment Representations of the Subsidiary. The Subsidiary is acquiring the Series A Debentures for investment purposes only for its own account, and not with a view toward, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing such securities. The Subsidiary understands that the Series A Debentures have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

         6.3 INVESTMENT. Each Sentient Entity is acquiring the Series A Debentures, the Series B1 Debentures, the Series B2 Debentures, the Warrants, the Notional Share, and if issued, the Warrant Shares, the Conversion Shares and the Exchange Shares (collectively, the "Securities"); for investment purposes only for its own account, and not with a view toward, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such securities. Sentient Entities understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

         6.4 RULE 144. Each Sentient Entity acknowledges that because the Securities have not been registered under the Securities Act, the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement under certain circumstances that are not applicable to the Securities because neither class of securities of the Company is registered under the Exchange Act.

         6.5 ACCESS TO DATA. Each Sentient Entity and its legal, financial, tax, accounting, and investment advisors have had an opportunity to discuss the Acquisition Transaction (and all due diligence and other data assembled with respect to the Acquisition Transaction), the historical and proposed business, management and financial affairs of AmerAlia, the Company and the Subsidiary with their respective management to the extent they deemed such consultation necessary or appropriate and to obtain any additional information necessary or appropriate for deciding whether or not to purchase the Securities.

         6.6 KNOWLEDGE AND EXPERIENCE. Each Sentient Entity has such knowledge and experience in financial and business matters, including investments in other companies that are in a financial condition substantially similar to the financial condition of AmerAlia and the Company immediately prior to the Closing, that it (together with its advisors) is capable of evaluating the merits and risks of the investment in the Securities, and it is able to bear the economic risk of such investment. Further, the individual executing this Agreement on behalf of each Sentient Entity has such knowledge and experience in financial and business matters that it is capable of utilizing the information made available to it and reviewed by each Sentient Entity in connection with the offer and purchase of the Securities, of evaluating the merits and risks of an investment in the Securities, and of making an informed investment decision with respect to the Securities.

         6.7 REQUISITE POWER. Each Sentient Entity has all requisite power and authority necessary to enter into and to carry out the provisions of this Agreement and the transactions contemplated hereby.

6.8      DULY AUTHORIZED.

         (a) All action on the part of each Sentient Entity necessary for the purchase of the Securities and the performance of each Sentient Entity's obligations hereunder has been taken or will be taken prior to the Closing. Upon their execution and delivery, this Agreement, the Other Agreements and the other documents and instruments to be executed and delivered by the Sentient Entities will be legal, valid and binding obligations of each Sentient Entity enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

         (b) All action on the part of AmerAlia necessary for the purchase of the Securities and the performance of AmerAlia's obligations hereunder has been taken or will be taken prior to the Closing. Upon their execution and delivery, this Agreement, the Other Agreements and the other documents and instruments to be executed and delivered by AmerAlia will be legal, valid and binding obligations of AmerAlia enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

         (c) All action on the part of the Subsidiary necessary for the performance of the Subsidiary's obligations hereunder has been taken or will be taken prior to the Closing. Upon their execution and delivery, this Agreement, the Other Agreements and the other documents and instruments to be executed and delivered by the Subsidiary will be legal, valid and binding obligations of the Subsidiary enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

         6.9 ACCREDITED INVESTOR. Each Sentient Entity is an "accredited investor" as that term is defined in Regulation D and Rule 215 promulgated by the Securities and Exchange Commission.

         6.10 RESIDENT. Each Sentient Entity has its principal residence or principal executive offices outside of the United States, and is not a U.S. Person as that term is defined in SEC Regulation S, Rule 902(k).

VII.     COVENANTS.

         7.1 RESTRICTIONS ON TRANSFER OF SECURITIES. The Securities are not and will not become transferable except upon the conditions specified in this
Article VII and the Securityholder Agreement of even date with this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any of such securities. Each instrument representing the securities (or any of them) shall be stamped or otherwise imprinted with legends substantially in the following form until such time as the conditions set forth in such legends have been met:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL (IN A FORM ACCEPTABLE TO THE CORPORATION) STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

         The Company may also impose a legend on the certificates for the securities as described in the Securityholder Agreement. The Company shall be entitled to enter stop transfer notices on its stock books with respect to the securities until the conditions as set forth in the legend above with respect to the transfer of such securities have been met.

         7.2 WAIVER. By execution of this Agreement, the Sentient Entities hereby waive all closing conditions contained in the Closing Agreement and agree to close the Financial Closing (as defined therein).

         7.3 INDEMNIFICATION. The amounts owed by the Company as of the Closing, pursuant to Section 6(a)(iii) of the Management and Cost Reimbursement Agreement, and set forth on Exhibit D attached hereto shall be paid from the proceeds of this transaction; provided, however, that if any such amounts remain unpaid sixty (60) days after the Closing, all amounts required to discharge that obligation shall be the sole obligation of AmerAlia.

VIII.    MISCELLANEOUS.

         8.1 REMEDIES. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

         8.2 COURSE OF DEALING NOT AN AMENDMENT. No course of dealing between the Company and the Sentient Entities (or either of them) or any delay in exercising any rights hereunder or under the Company's Articles of Incorporation will operate as a waiver of any rights of the Sentient Entities, the Subsidiary or the Company.

         8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement for a period of two (2) years after the Closing. Any due diligence investigation by the Sentient Entities shall not limit the representations and warranties given by AmerAlia, the Subsidiary and the Company.

         8.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         8.5 SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         8.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

         8.7 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         8.8 NOTICES. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered by Federal Express or other overnight international commercial courier service, (a) if to the Sentient Entities, addressed to the respective Sentient Entity at the address specified below, or to such other address as such Sentient Entity may in writing designate, or (b) if to the Company, AmerAlia, or the Subsidiary, addressed to the address set forth below or to such other address as any of them in writing may designate. Notices shall be deemed to have been validly served, given or delivered (and "the date" of such notice or words of similar effect shall mean the date) one day after deposit with Federal Express or other overnight international commercial courier service, with all charges for next business day delivery prepaid, or upon actual receipt thereof (whether by noncertified mail, telecopy, telegram, facsimile, or otherwise), whichever is earlier.

IF TO THE COMPANY, AMERALIA             c/o AmerAlia, Inc.
OR THE SUBSIDIARY:                      Attn: Chairman
                                        20971 East Smoky Hill Rd
                                        Centennial, CO 80015
                                        Tel: 720-876-2373
                                        Fax: 720-876-2374

WITH A COPY TO:                         Holland & Hart, LLP
                                        555 Seventeenth Street
                                        Suite 3200
                                        Denver, CO 80202-3979
                                        Attn: Sandra P. Velasco, Esq.
                                        Tel: 303-295-8063
                                        Fax: 303-295-8261

IF TO THE SENTIENT ENTITIES             Sentient Executive GP I, Limited
(OR EITHER OF THEM):                    (on behalf of the General Partner of
                                        Sentient Global Resources Fund 1, L.P.)
                                        Third Floor, Harbour Centre
                                        PO Box 10795APO
                                        George Town, Grand Cayman
                                        Cayman Islands
                                        Attn: Kim McLaughlin
                                        Tel: (345) 946 0933
                                        Fax: (345) 946 0921

Sentient (Aust) Pty Limited             Sentient Asset Management Canada Limited
Trustee of Sentient Global Resources    1010 Sherbrooke Street West
Trust No. 1
Level 9, 20 Loftus Street               Suite 1512
Sydney, NSW 2000                        Montreal, Quebec H3A-2R7 Canada
Australia                               Attn: Mark Jackson, Director
Attn:  Peter Cassidy, Director          Tel: (514) 223-2578
Tel:     (612) 8243-2904                Fax: (514) 223-2575
Fax:     (612) 8243-2990

WITH A COPY (WHICH DOES NOT CONSTITUTE NOTICE) TO:

Quinn & Brooks LLP
2803 Valley Way
Houston, TX 77339
Attn: Robert J. Quinn, Esq.
Tel: (281) 359-2661
Fax: (281) 359-2669

         8.9 GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of Colorado applicable to contracts made and to be performed entirely in Colorado as if by and between Colorado residents. Venue for any dispute arising under this Agreement will be in the federal courts for the District of Colorado, or the courts in and for Arapahoe County, Colorado.

         8.10 SCHEDULES AND EXHIBITS. All schedules and exhibits are an integral part of this Agreement.

         8.11 LITIGATION COSTS. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties therein shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         8.12 FINAL AGREEMENT. This Agreement and the exhibits and schedules attached hereto constitute the only agreement of the parties concerning the matters herein, and supersedes, merges and renders void all prior written/oral, and/or contemporaneous agreements and understandings related thereto.

         8.13 CONFIDENTIALITY. The Sentient Entities (and each of them as to itself) agrees to keep confidential any information delivered by AmerAlia, the Company or the Subsidiary under this Agreement that AmerAlia, the Company or the Subsidiary or any other person on the behalf of AmerAlia, the Company, or the Subsidiary clearly indicates in writing to be confidential information; provided, however, that nothing in this Section will prevent the Sentient Entities from disclosing such information (a) to any Affiliate of such Sentient Entity or any actual or potential purchaser, participant, assignee, or permitted transferee of such Sentient Entity's rights or obligations hereunder that agrees to be bound by the terms of this Section, (b) upon order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Sentient Entity, (d) that is in the public domain, (e) that has been obtained from any Person that is not a party to this Agreement or an Affiliate of any such party without breach by such Person of a confidentiality obligation known to such Sentient Entity, (f) if necessary and only to the extent necessary for the exercise of any remedy under this Agreement, (g) to the certified public accountants for such Sentient Entity or
(h) that has been independently developed by such Sentient Entity without use or reference to any confidential information of AmerAlia, the Company or the Subsidiary and such independent development can be shown by documentary evidence. The Sentient Entities further agree that, to the extent the Sentient Entities (or either of them) have received any confidential information from any other source relating to AmerAlia, the Company, the Subsidiary, or the Acquisition Transaction, it or they (as applicable) will maintain the confidentiality and non-public nature of the information in accordance with any other confidentiality or non-disclosure agreements entered into.

         8.14 PUBLIC DISCLOSURE. Except as may be required to comply with applicable law, no Party shall make or cause to be made any press release or similar public announcement. The Sentient Entities acknowledge that AmerAlia must make appropriate announcements to comply with its obligations under the Exchange Act. AmerAlia agrees that it will provide the Sentient Entities with a copy of any proposed announcement relating to the subject matter of this Agreement not less than two business days prior to AmerAlia's planned release of such announcement to the public, and that AmerAlia will endeavor to conform the announcement to the Sentient Entities' reasonable comments, provided AmerAlia can do so and still provide the information to the public that, in AmerAlia's reasonable opinion, is required by law or regulation. If the Sentient Entities do not provide comments to AmerAlia within such period, they will not be deemed to have accepted the announcement in substantially the form proposed by AmerAlia.

         IN WITNESS WHEREOF, the Company, AmerAlia and the Subsidiary and the Sentient Entities have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                        NATURAL SODA HOLDINGS, INC.

                                        By: /s/ BILL H. GUNN
                                           -------------------------------------
                                             Bill H. Gunn, Chairman

                                        AMERALIA, INC.

                                        By: /s/ BILL H. GUNN
                                           -------------------------------------
                                             Bill H. Gunn, President

                                        NATURAL SODA, INC.

                                        By: /s/ BILL H. GUNN
                                           -------------------------------------
                                             Bill H. Gunn, Chairman

                               SENTIENT ENTITIES:

SENTIENT EXECUTIVE GP I, LIMITED,          SENTIENT (AUST) PTY. LIMITED,
ON BEHALF OF THE GENERAL PARTNER OF        AS TRUSTEE OF
SENTIENT GLOBAL RESOURCES FUND I, L.P.     SENTIENT GLOBAL RESOURCES TRUST NO. 1

By: /s/ MARK A. JACKSON                 By: /s/ PETER CASSIDY
   ------------------------------------    -------------------------------------
     Mark A. Jackson, Director                Peter Cassidy, Director

                          DEBENTURE PURCHASE AGREEMENT

Exhibit A    Amended and Restated Articles of Incorporation

Exhibit B    The Securityholder Agreement between AmerAlia and the Sentient
             Entities with respect to the Company.

Exhibit C    The Management and Cost Reimbursement Agreement among AmerAlia, the
             Sentient Entities and the Company.

Exhibit D    Debts of the Company following the Closing and Use of Proceeds

Exhibit E    Continuing Guarantee

Exhibit F    Form of Security Agreement

Exhibit G    Collateral Holding and Liquidation Agreement

Exhibit H    Warrant Agreement

Exhibit I    Series A Debenture

Exhibit J-1  Series B1 Debenture

Exhibit J-2  Series B2 Debenture

Exhibit K    Series C Debenture

Exhibit L    Release

Exhibit M    Indemnification Letter

                                       25